Exhibit 11.2

         COLLATERAL LOAN AGREEMENT AND PROMISSORY NOTE


         This Collateral Loan Agreement and Promissory Note (the "Agreement") is entered into between CSI Partners Ltd a Isle of Man Corporation with corporate offices at Clinch's House, P.O. Box 227 Lord Street, IM99 1RZ. Telecommunications Products, Inc., a Colorado corporation with a principal address at 9171 Wilshire Boulevard, Suite B, Beverly Hills, CA 90210 (the "Borrower), as of the date last entered below.

         In consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree .as follows:


         1.Loan


         a.Amount, Subject to the terms and conditions hereinafter set forth, the Lender agrees to provide to Borrower a loan in the amount of Two Hundred Thousand United States Dollars ($200,000 USD). Lender will pay the Loan Amount to Borrower not sooner than thirty (30) days and not more than forty-five(45) days after borrower completes a certified audit.

         b.Proceeds. All Loan Amounts payable to Borrower shall be wired directly to Borrrower based on wire instructions provided by Borrower without deduction for any charges, expenses or commissions, except for
         (1) two months' interest pre-payment to the lender, (2) a ten percent (10%) or engagement service fee (the "Engagement Service Fee") payable to the Lender, and (3) Borrower-designated consultant fee(s). Net Loan proceeds shall be available to the Borrower as per paragraph 1.a. above.

         c. Borrower Remedy, in the event the Lender does not wire to the Borrower the Loan Amount, the Borrower's sole and exclusive remedy shall be to demand, in hard copy the return of the Stock and the Promissory Notes. Lender shall comply within thirty (30) business days of receipt of said demand. In the event Lender does not comply in accordance with the timeframe set forth above, or any extended frame granted by the Borrower, then Section 1.c. above will be deemed null and void and Borrower will be free to seek alternative remedies.

         d. Term. The term of the Loan will be 30 months.


         e. Interest Rate. The interest rate for the loan will be 12% per annum for the term of the Loan.


       f. Payments. Borrower agrees to pay, or at such place as Lender may from time to time designate in writing, the principal sum of Two Hundred Thousand United States Dollars (200,000 USD) the "Principal" and such interest as calculated in accordance with 1.e. above until this loan has been repaid in full. Said payments will be made by monthly wire transfer. During the first six months of the remainder of the term, the Borrower may (at their own discretion) make interest-only payments. During the remainder of the term, the Borrower must make amortized principal and interest payments.


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All payments shall be made in lawful money of the United States and shall be free from set off, deduction, or counterclaim of any kind. Borrower may prepay this Loan in whole or in part without premium or penalty [other than the early termination service charge] Unless Lender shall elect otherwise, any partial pre-payment shall be credited first to accrued interest and then to the Principal Amount outstanding and shall not extend or postpone the due date of any subsequent payment or change the amount of such payment.

 g. Late Payments. The Lender shall have the right to charge a fee on late scheduled payments, Payments shall be deemed late if the payment is not paid on the due date as stated in the payment schedule which shall be issued by the Lender upon closing and every six months thereafter. The interest charge on late payments will be calculated at a rate of one and a half percent per month (1.5%) until said late payment plus accrued late interest is paid. This charge shall be invoiced separately. If the Borrower fails to make a scheduled payment or separately invoiced late interest payment within 45 days of the due date, it will be deemed as a default under the Agreement [see 1.i below].

 h. Security. This Loan is secured by a security interest in Stock of Borrower or the issuance of Stock of Borrower in the name of the Lender. The Stock pledged under this Agreement shall be held as collateral as long as there is any principal or interest outstanding under the terms of this agreement. Upon satisfaction of all principal and interest under the terms of the Agreement, the Lender shall cause the stock to be promptly returned to the Borrower. The Stock shall constitute the entire collateral used to secure the Loan, and the Lender shall be limited to liquidation of the stock upon an Event of default [as per I.i. below the Lender shall have no recourse to other assets of the Borrower [i.e., this Loan is "non-recourse as to any other assets of the borrower] The lender hereby warrants that upon satisfaction of the terms of this Agreement, the Stock will be expeditiously returned to the Borrower without liens or encumbrances.

 i. Default. The Lender shall give written notice of any default on the Loan to the Borrower in accordance herewith the borrower may therefore have five business days ("Cure Period") to cure such default. In the event Borrower fails to cure such default within the Cure Period, Lender may then sell, assign, hypothecate, or otherwise dispose of the Stock as herein provided. The Lender accepts no responsibility for the amount of proceeds obtained through the disposition of the Stock under any lawful means. However, proceeds obtained in excess of the total of the default amount plus reasonable attorney's fees, if any, and costs of disposal of the Stock shall be returned to the Borrower.

 2.      Delivery of Collateral

 a. To secure it's obligations under the Loan, Borrower hereby grants Lender a security interest in the Stock, or shall issue Stock in the name of the Lender. The Stock will serve to collateralize the loan and will contain restrictions on assignment and transfer. In connection with such restrictions, newly issued Stock will contain the following legend:

          'The securities presented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said Act or (ii) an opinion of company counsel that such registration is not required."

b. Upon Borrower's execution of this Agreement, Borrower shall assign the Collateral Stock to lender and deliver the Stock in physical certificate form to the address as designated by the Lender in Exhibit I of the Agreement for placement in the Lender's Custodial Account. Borrower further understands and agrees that the initial custodial transfer is transitional only and that the final custodial location is in the Exhibit I specified European account. The Stock shall be free and clear from all liens and encumbrances at the time it is assigned, and shall not be subject to other restrictions or limitations, [i.e... shareholder rights, etc.] .other than .the restrictions related to its possible status as restricted stock and any other restrictions imposed by this Agreement. c.

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     The Stock Schedule sheet will specify the Stock to be used as collateral against the issuance of the Loan, under applicable United States securities law.

 3.      Closing

 The closing shall take place on the date of the delivery of the executed Agreement or that of the Collateral Stock to the Lender, whichever is earliest.

 4.       Security of Collateral

 The Lender accepts full responsibility for the control, handling and return of Stock to the Borrower. Accordingly, the Lender hereby warrants the following:
 (i) the Stock will .not be hypothecated, assigned, transferred, or otherwise encumbered (other than as specified in this Agreement); lI) the Stock will not be used to short sell the Stock while the Stock is on deposit with the Lender;
 (III) the Stock shall remain on deposit with the Lender for the entire period of the Loan; and (IV) the Stock will not be used in any manner that is not prescribed, other than as provided for in this Agreement.

 5.       Use of the Stock

 The Lender May use the Stock to arrange for a credit facility. In establishing this credit facility, the Lender will use the Stock as collateral but will not remove the Stock from a European custodial account specified in Exhibit A, nor will the lender allow a change in control of the Stock

 6.       Representations and Warranties of the Borrower

 In order to induce the Lender to provide the Loan, Borrower makes the following representations and warranties to the Lender. Such representations and warrantees shall be unaffected by any separate inquiries, credit and/or security investigation made by the Lender prior to or after execution of this Agreement and shall survive the closing of the transactions contemplated hereby. Any material misrepresentation shall be grounds for immediate termination at the sole discretion of the lender:

a. Borrower has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby [Borrower Board of Directors minutes explicitly authorizing the transactions and execution by the signatory below is attached).

b. Borrower warrants and represents that it is not now insolvent, bankrupt, or contemplating bankruptcy, that there are no claims filed or to it's knowledge threatened against Borrower, whether judged with or without merit by the Borrower, and that there are no other impediments to the sale or transfer of the Stock.

c. The execution and delivery of this Agreement and the Collateral to be assigned and delivered by the Borrower are not subject to recall, restriction on voting, use, or other limitations.

 d This Agreement, when executed and delivered, will constitute a valid binding agreement, enforceable in accordance with the terms, except such as may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally.

 e. Neither the execution and delivery of this Agreement to be executed and delivered by Borrower pursuant hereto, nor the consummation by Borrower of the transaction contemplated hereby, will require any authorization, consent, approval, exemption or any other action by, or notice to, any governmental entity.



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 f. Borrower does not have material tax deficiencies, federal, state, foreign, county, local or other that would or could affect the solvency, financial status of, or otherwise compromise Borrower in its ability to assign the Collateral Stock.

 g. To the best of Borrower's knowledge, the information supplied by Borrower to lender contains no untrue statement of material fact or omits or shall omit a material fact, which would make such statements misleading. All statements and information contained in any certificate, instrument, schedule or document delivered by Borrower shall be deemed representations and warranties made by borrower.

 Borrower shall bear the responsibility for complying with all U.S. Securities and Exchange Commission ("SEC") rules and regulations and for making all appropriate disclosures to the SEC and other regulatory bodies in the Drifted States, related to the issuance of the Collateral Stock (where applicable) and hereby warrants to the Lender that the Borrower has done so and will continue to do so. Borrower indemnifies Lender against any penalties, fees, fines, or lawsuits that may arise from Borrower's failure to so comply and/or make proper regulatory disclosures.

i. In the event of an uncured default on the Loan, as described in Paragraph 1.i. of this agreement, Lender will have the immediate right to sell the shares. Consequently, the Borrower expressly warrants that he shall, at the end of the Cure Period, immediately register the Shares for sale with the appropriate regulatory authorities. Should the Borrower not comply, any collection or any other legal actions be taken by lender to collect on the amount due or any portion thereof, borrower will pay all reasonable costs of collection, including attorneys' fees.

 j. Within 90 days of the closing date, the Borrower shall obtain Key Man life insurance, naming the Lender as beneficiary and copied to the Lender by the insurer, with the amount(s) of the insurance matching the principal balance of the loan [i.e. amount may decrease as principal balance decreases].

 k. Within 90 days of the closing date, and upon Lender's notification of intent the Borrower agrees, in good faith to enter into negotiations with the Lender to establish a warrant or option position in the Borrower's common stock.

 7.      Conditions Precedent to Lender's Obligations

 The obligation of the Lender to consummate the transactions contemplated herein is subject to the satisfaction of the following conditions [any one or more of which may be waived by the Lender]:

a. Borrower will have performed all obligations and complied with all conditions required to be performed or complied with by Borrower at or prior to the Closing.

b. The representation and warranties of Borrower made herein shall be true and correct as of the closing.

 If any of the conditions contained in this paragraph have not been satisfied (or waived), Lender way cancel and terminate this Agreement.

 8.       Amendment and Waiver

 This Agreement may be amended, or the terms hereof waived, only in writing and having been executed by all of the parties to this Agreement.



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 9.      Notices

 All notices and other communications hereunder shall be delivered in writing and shall be deemed to have been given if delivered by hand {with receipt) or facsimile transmission (with transmission confirmation report), or if deposited with a recognized overnight delivery service (with receipt), addressed as follows.
                                           If to Borrower  at:

                                           Telecommunications Products, Inc.
                                           9471 Wilshire Boulevard, Suite B
                                           Beverly Hills, CA 90210



                                           If to the Lender at:

                                           CSI Partners Ltd,
                                           Clinch:s House P.O. Box 227
                                           Lord Street, Douglas
                                           Isle Of Man IM99 1RZ



Or at such other address as may hereafter be designated by either party by written notice given hereunder. Notices sent by facsimile transmission must show-the sender's date and time of transmission information on such copy.

 10.     Termination

 The Lender shall reserve the right to terminate at any time if the Borrower is in violation of this Agreement. The Borrower shall have the right to terminate this Agreement early, provided that the loan has been retired (i.e., payment of the principal and all accrued interest).; however, the Borrower must pay a service fee of one half of one percent of the loan principal balance and must provide 30 days written notice of such intent to terminate.

 11.    Governing Law and Sites for Litigation

 This Agreement shall be governed by the laws of the United States without regard to any provisions or conflict of law. The parties agree that any differences arising shall be filed and adjudicated in this Governing Country.

 12.     Binding Effect

 This Agreement binds, and shall inure to the benefit of, the parties and their respective successors and assigns,

 13.     Counterparts, Facsimile and Signatures*

 This Agreement may be signed in any number of counterparts, and such shall be deemed an original together as one and the same document. The parties agree that facsimile signatures which copy shall show the sender's date and time of transmission shall be deemed an original.



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 14.     Entire Agreement

This base Agreement and the associated Exhibits constitute the entire agreement of the parties with respect to the subject matter hereto and supersede any prior or contemporaneous understandings or agreements.

 15.     Time of Essence

Time is specifically declared to be of the essence in the performance by Borrower and the lender of their respective duties and responsibilities under this Agreement.

 16.    Confidentiality

Whereas the Lender has developed a number of important and sensitive business contacts and affiliations, such contacts/affiliates are limited to the Lender and/or it's designees. Any contact by any party representing the Borrower with the Lender contacts/affiliates, either directly or indirectly, without specific, written, prior permission of the Lender shall be viewed as violation of this Agreement and render the Agreement subject .to immediate termination, in Addition, the nature of this transaction is designated as sensitive information by the Lender. If the Borrower discloses the details of this transaction without specific, written, prior permission of the Lender, said disclosure shall be viewed as a violation of this Agreement and render this Agreement subject to immediate termination by the Lender. Prior to declaring this Agreement terminated pursuant to this Section 16, Lender must supply Borrower with written notice thereof including a reasonable basis for the assertion being made. The only exception is the filing with the Securities and Exchange Commission by Borrower 67 a Current Report on Form 8-K describing the transaction and, if required, a copy of this agreement.

17.      Restrictions on Loan Disbursement

The Corporation accepts and agrees to the terms and conditions of the loan as a "Specific Use" and represents and warrants as follows:

(i) The borrowers are fully aware that monies will only be released upon completion of a certified audit, The loan proceeds will be used specifically and exclusively to fulfill the corporate funding requirements for the acquisition of Home Movie Network (HMN), and final payment of inventory from Omega Funding Inc, reasonable office, equipment & administration purchases and working capital.

(ii) The loan proceeds are not subject to any corporate use other than for the specific use set forth herein.

(iii) The Corporation agrees to restrict its corporate activities to developing it's Compression technology, and as specified in paragraph
         (i) above and agrees not to operate in any other business or incur any debt, corporate liabilities, nor be associated with any outside interests without loan holders approval.





 IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed the Agreement as of the day and year last below written.

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ACCEPTED ON BEHALF THE LENDER:

 By:
 Title:     Robert Russell, President







 Date:

 ACCEPTED ON  BEHALF OF BORROWER:

 By: Jonathan David Parker, Director





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                                                      EXHBIT "A"
                                       RESTRICTIVE LEGEND FOR 2,000,000 SHARES
                                         ISSUED AS SECURITY FOR CSI PARTNERS.



         THESE SECURITIES WILL BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THIS LEGEND. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THESE SECURITIES, REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THESE SECURITIES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND EXCEPT (A) IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND OTHER APPLICABLE LAWS OR (B) IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF TELECOMMUNICATION PRODUCTS, INC., OR
         (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS THE PROSPECTIVE TRANSFEREE FURNISHES THE CORPORATION INVESTMENT REPRESENTATIONS AND AN OPINION OF COUNSEL CONSISTENT WITH THE FOREGOING.

         THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS, CONDITIONS, AND RESTRICTIONS OF A CERTAIN COLLATERAL LOAN AGREEMENT AND PROMISSORY NOTE BETWEEN C S I PARTNERS, AND THE COMPANY DATED FEBRUARY 27, 2003, AND RELATED DOCUMENTS. THE SECURITIES REPRESENTATED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON THE REOFFER, RESELL, PLEDGE, OR OTHER TRANSFER AS SET FORTH IN SUCH AGREEMENT AND RELATED DOCUMENTS. COPIES OF SUCH AGREEMENT AND RELATED DOCUMENTS ARE AVAILABLE FROM THE CORPORATION UPON WRITTEN REQUEST.

         THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS SHOULD BE DIRECTED TO THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION.